Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

AMERANT BANCORP INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Debt	Debt Securities	457(o)	(1)	(2)	(1)	–	–
Fees to be Paid	Equity	Common Stock, par value $0.10 per share	457(o)	(1)	(2)	(1)	–	–
Fees to be Paid	Equity	Preferred Stock, par value $0.10 per share	457(o)	(1)	(2)	(1)	–	–
Fees to be Paid	Other	Warrants	457(o)	(1)	(2)	(1)	–	–
Fees to be Paid	Other	Depositary Shares	457(o)	(1)	(2)	(1)	–	–
Fees to be Paid	Other	Subscription Rights	457(o)	(1)	(2)	(1)	–	–
Fees to be Paid	Other	Stock Purchase Contracts	457(o)	(1)	(2)	(1)	–	–
Fees to be Paid	Other	Stock Purchase Units	457(o)	(1)	(2)	(1)	–	–
Fees to be Paid	Other	Units	457(o)	(1)	(2)	(1)	–	–
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(2)	$300,000,000.00	0.0001102	$33,060.00	(3)

	Total Offering Amounts					$300,000,000.00		$–

	Total Fees Previously Paid							31,152.00	(4)

	Total Fee Offsets

	Net Fee Due							$1,908.00

Table 2: Fee Offset Claims and Sources

	Registrant or Flier Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	–	–	–	–	–	–	–	–	–	–	–
Fee Offset Sources	–	–	–	–	–	–	–	–	–	–	–
Rule 457(p)
Fee Offset Claims	Amerant Bancorp Inc.	S-3	333- 238958	06/05/2020	–	$5,192.00 (4)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$240,000,000
Fee Offset Sources	Amerant Bancorp Inc.	S-3	333- 238958	–	06/05/2020	–	–	–	–	–	$12,980.00(4)
Fee Offset Claims	Amerant Bancorp Inc.	S-3	333- 235603	12/19/2019	–	$25,960.00(4)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$200,000,000
Fee Offset Sources	Amerant Bancorp Inc.	S-3	333- 235603	–	12/19/2019	–	–	–	–	–	$25,960.00 (4)

1)

The amount to be registered consists of up to $300,000,000 of an indeterminate amount of debt securities, common stock, preferred stock, warrants, depositary shares, subscription rights, stock purchase contracts, stock purchase units and/or units that may be offered and sold from time to time in one or more offerings. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of debt securities, common stock, preferred stock or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable anti-dilution provision. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities

Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

2)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

4)

Amerant previously registered securities having a maximum aggregate offering price of $200,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-235603), filed on December 19, 2019, (the “Prior Registration Statement No. 1”). In respect of the Prior Registration Statement No. 1, Amerant paid a registration fee of $25,960.00 (the “First Filing Fee”). Pursuant to Rule 457(p), the First Filing Fee was offset against the registration fee due for the Registration Statement on Form S-3 (File No. 333-238958), filed on June 5, 2020, which registered securities having a maximum aggregate offering price of $300,000,000 (the “Prior Registration Statement No. 2”). The remaining $12,980.00 due was paid with the Prior Registration Statement No. 2 resulting in a total payment of $38,940 in connection with the Prior Registration Statement No. 2 (the “Second Filing Fee”). Pursuant to a 424(b)(8) prospectus supplement, dated June 19, 2020, Amerant offered senior notes in the aggregate principal amount of $46,000,000. Pursuant to a 424(b)(2) prospectus supplement, dated June 22, 2020, Amerant offered senior notes in the aggregate principal amount of $14,000,000. As of the date of this registration statement, securities having an aggregate offering price of $240,000,000 were not sold under the Prior Registration Statement No. 2. Pursuant to Rule 457(p) promulgated under the Securities Act, $31,152.00 of the Second Filing Fee that has already been paid and remains unused with respect to the securities that were previously registered pursuant to the Prior Registration Statement No. 2 and were not sold thereunder is being offset against the registration fee due for this registration statement. Amerant has terminated the offering that included the unsold securities under the Prior Registration Statement.